EXHIBIT 10.13

                 FORD MOTOR COMPANY (BUYER) AND
                 EXCEL INDUSTRIES, INC. (SELLER)
                       PURCHASE AGREEMENT


PURCHASE AND SUPPLY

(a) FORD MOTOR COMPANY (Buyer) will purchase and EXCEL INDUSTRIES, INC. (Seller) will manufacture and supply 100 percent of Buyer's requirements of the parts shown on Attachment I beginning with the 1994 calendar year and extending through the 1998 calendar year. This agreement applies to the current design level of these parts, to versions as modified by normal engineering changes, and, at the Buyer's option, to similar new parts sourced by the Buyer and supplied by the Seller during the life of this agreement.

(b) This agreement includes the provisions of Ford's standard purchase order.

(c) Incremental business will be reconciled in accordance with the commercial proposal utilizing activity based costing as developed by Ford Cost Estimating, and the pricing formula agreed to on April 14, 1993.

PART CONTENT

For reference, Seller's average part cost content breakdown is as follows:

                 Encapsulated    Conventional    JIT/Hardware    Regulators

Raw Material           CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

Purchased Parts          WITH RESPECT TO OMITTED INFORMATION

Labor                      WHICH HAS BEEN FILED SEPARATELY

Overhead/MRO                     WITH THE COMMISSION

Profit/Depreciation

Total

ECONOMICS

Prices are based on Seller's cost as of January 1, 1994. Prices will not be adjusted for economics (e.g., raw material, purchased parts, labor and overhead/MRO) during the term of this agreement.
(Barring extraordinary price increases).

PRODUCTIVITY

(a)  Prices will be reduced during the agreement as follows:

Each January 1, all current production parts and new parts launched prior to July 1 of the preceding year will be reduced per the following schedule. All parts launched July 1 or later will be subject to productivity reductions on January 1 following the first full year of production.

     Date      Encapsulated   Conventional   JIT/Hardware   Regulators
               (Less Glass)   (Less Glass)   (Less Glass)

January 1, 1994          CONFIDENTIAL TREATMENT HAS BEEN REQUESTED

January 1, 1995            WITH RESEPCT TO OMITTED INFORMATION

January 1, 1996               WHICH HAS BEEN FILED SEPARATELY

January 1, 1997                    WITH THE COMMISSION

January 1, 1998

(b) Seller may retain the economic benefits of implemented changes that were initiated by Seller, with the written approval of the Buyer, in design (SPECS), processing, packing (per packaging plan agreement), and shipping to achieve the productivity improvements that Seller needs to reduce prices as specified in the foregoing section. With each change that Seller initiates, Seller must ion. With each change that Seller initiates, Seller must furnish information and data that demonstrate, in conformance with good engineering practice, the feasibility of the change. Buyer usually will conduct its own engineering analysis of the proposed change and shall not be obligated to approve any change that it believes to be detrimental. When implemented in production, the annual savings of approved SPECS, net of any related costs incurred by Buyer, will be applied as an offset to the Seller's productivity commitment. Savings in excess of Seller's productivity commitment in a given year will be applied toward the next year's commitment.

SERVICE AND REPLACEMENT

(a) At Buyer's request, Seller will sell to Buyer (i) the supplies of this Agreement necessary to fulfill Buyer's current model service and replacement requirements for such supplies at the prices specified herein plus any actual cost differential for packaging, and (ii) if such supplies are assemblies, service and replacement parts of the assemblies at prices such that the total price of all parts of the assembly does not exceed the price of the assembly less assembly costs, plus any actual cost differential for packaging.

(b) At Buyer's request during the seven-year (or longer if required by law) after Buyer's complete current model purchases, Seller will sell to Buyer supplies to fulfill Buyer's past model service and replacement requirements at the prices specified herein plus actual cost differentials for packaging and manufacturing. During the seventh year of such period, Buyer and Seller will negotiate in good faith with regard to Seller's continued manufacture of service and replacement supplies.

PAYMENT TERMS

Payment terms will be net 15th, 25th and 35th

TERMINATION

Sections 17(a) - (c) of the terms and conditions of the purchase order are hereby deleted and replaced by the following: If during this Agreement, (a) the quality of Seller's supplies deteriorates,
(b) Seller does not remain competitive in quality and delivery with other responsible suppliers or potential suppliers, (c) Seller fails to take appropriate actions to ensure the long-term cost competitiveness of the product covered by the Agreement, or (d) Buyer can substitute supplies of significantly advance design or processing, Buyer may terminate its purchase obligations in whole or in part without further liability. Buyer shall provide written notice to Seller which outlines its causes for termination and specifies a termination date at least three months after the date of the notice. If Seller demonstrates to Buyer, within one month of the date of the notice, that Seller will correct the causes by the termination date or a subsequent date acceptable to Buyer, termination will be suspended and this Agreement will continue.




ACCEPTED:
EXCEL INDUSTRIES, INC.:                 FORD MOTOR COMPANY:





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